UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2023

CYBERLOQ TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-56264	26-2118480
(Commission File Number)	(IRS Employer Identification No.)

4837 Swift Road Suite 210-1, Sarasota, FL	34231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 961-4536

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLOQ	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2023, Cyberloq Technologies, Inc., a Nevada corporation (the “Company”) entered into an agreement with QRails, Inc. (“QRails”) to integrate the features of CyberloQ® and its multi-factor security protocol into QRails’ processing platform. As a result of the integration, anyone who has their card processing services through QRails will have the option to utilize the features of CyberloQ in conjunction with their card programs. The agreement also includes the integration of CyberloQ into the card network of XTM, Inc., who acquired QRails in August of 2023.

The integration is expected to move forward in multiple phases which will begin immediately. Completion of the integration is expected to occur during the 2nd or 3rd quarter of 2024. The Company has agreed to make installment payments totaling $100,000 to QRails during the integration process for the costs of completing the integration. In addition, QRails has agreed to pay the Company a minimum monthly API access fee of $5,000 per month for the next six months while the integration is ongoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLOQ TECHNOLOGIES, INC. (Registrant)

	By:	/s/ Christopher Jackson
Christopher Jackson, President

Date: September 27, 2023